Exhibit 22
List of Guarantor Subsidiaries
TWDC Enterprises 18 Corp (Legacy Disney) is a subsidiary of The Walt Disney Company (TWDC) and, as of September 30, 2023, a guarantor of TWDC’s registered debt securities. Legacy Disney is also an issuer of registered debt securities, which are guaranteed by TWDC. At September 30, 2023, the registered debt securities were as follows:

CUSIPs for TWDC Registered Debt Securities Guaranteed by Legacy Disney

254687FK7 / 254687FL5 / 254687FM3 / 254687FN1 / 254687FP6 / 254687FQ4 / 254687FR2 / 254687FS0 / 254687CR5 / 254687CT1 / 254687CV6 / 254687CX2 / 254687CZ7 / 254687DB9 / 254687DD5 / 254687DF0 / 254687DH6 / 254687DK9 / 254687DM5 / 254687DP8 / 254687DR4 / 254687DT0 / 254687DV5 / 254687DX1 / 254687DZ6 / 254687EB8 / 254687ED4 / 254687EF9 / 254687EH5 / 254687EK8 / 254687EM4 / 254687EP7 / 254687ER3 / 254687ET9 / 254687EV4 / 254687EX0 / 254687EZ5 / 254687FB7 / 254687FD3 / 254687FF8 / 254687FU5 / 254687FV3 / 254687FW1 / 254687FX9 / 254687FY7 / 254687FZ4 / 254687GA8

CUSIPs for Legacy Disney Registered Debt Securities Guaranteed by TWDC

254687CD6 / 25468PDF0 / 25468PDK9 / 25468PDM5 / 25468PDV5 / 25468PBW5 / 25468PCP9 / 25468PCR5 / 25468PCX2 / 25468PDB9 / 25468PDN3 /